Davis Series, Inc.
File Number 811-02679
For the period ending 12/31/2003

Due to the restrictions in the format of form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for the following items:

Series 1

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A             9964

	2. Number of shares outstanding of a second class of shares of open-end company (000's ommited)
	    Class B             5299
	    Class C             3107
	    Class Y		 314


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 20.47

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 18.28
	    Class C           $ 19.05
	    Class Y           $ 20.93


Series 2

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $  939

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $ 2220
	    Class C	      $  514
	    Class Y	      $   10

73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.17

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $ 0.12
    	    Class C	      $ 0.12
	    Class Y	      $ 0.18

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A             4396

	2. Number of shares outstanding of a second class of shares of open-end company (000's ommited)
	    Class B 	       10953
	    Class C             2261
	    Class Y		  46


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 5.73

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 5.71
	    Class C           $ 5.73
	    Class Y           $ 5.77


Series 3

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $ 3031

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $  574
	    Class C	      $  103

73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.006

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $ 0.006
    	    Class C	      $ 0.006

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A	       496616

	2. Number of shares outstanding of a second class of shares of open-end company (000's ommited)
	    Class B             64952
	    Class C             9863

74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 1.00

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 1.00
	    Class C           $ 1.00


Series 4

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A             14636

	2. Number of shares outstanding of a second class of shares of open-end company (000's ommited)
	    Class B 		 8899
	    Class C              3124
	    Class Y		  312


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 36.57

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 34.22
	    Class C           $ 34.75
	    Class Y           $ 37.03


Series 5

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $ 3170

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $ 1486
	    Class C	      $ 472
	    Class Y	      $ 784

73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.74

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $ 0.52
    	    Class C	      $ 0.53
	    Class Y	      $ 0.78

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A             4570

	2. Number of shares outstanding of a second class of shares of open-end company (000's ommited)
	    Class B	        2920
	    Class C              979
	    Class Y		1034

74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 24.95

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 24.72
	    Class C           $ 25.06
	    Class Y           $ 25.04


Series 6

72DD.	1.  Total income dividends for which record pass during the period
	    (000's omitted)
	    Class A	      $ 5457

	2.  Dividends for a second class of open-end company shares
	    (000's omitted)
	    Class B	      $ 2658
	    Class C	      $ 1271
	    Class Y	      $ 1762

73A.	1.  Dividends from net investment income (per share)
	    Class A	      $ 0.90

	2.  Dividends for a second class of open-end company shares (per share)
	    Class B	      $ 0.72
    	    Class C	      $ 0.72
	    Class Y	      $ 1.02

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A             6284

	2. Number of shares outstanding of a second class of shares of open-end company (000's ommited)
	    Class B             3653
	    Class C             1896
	    Class Y		1761

74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 30.32

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 30.20
	    Class C           $ 30.41
	    Class Y           $ 30.51